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Exhibit 10(102)

DEFERRAL AGREEMENT

TARSAP DEFERRAL PLAN

        This Agreement is dated August 30, 2002 and relates to my deferral of the receipt of TARSAP II shares under the Harrah's Entertainment, Inc. TARSAP Deferral Plan.

1.
Election not to defer

  ☐    I elect not to defer the TARSAP II shares that may vest on March 1, 2003.

2.
Election to defer

  ☒    I elect to defer receipt of 7,500 shares of my TARSAP II shares that may vest on March 1, 2003. This deferral election constitutes my consent to the immediate cancellation of this elected number of TARSAP shares and the issuance of rights to an equal amount of Harrah's Entertainment, Inc. common stock in lieu of these shares (Deferred Shares).

3.
Election of Deferral Date

  I elect to defer receipt of the above specified shares until my termination of employment or the following date, January 1, 2006, whichever date comes first (under the Plan this is called the Commencement Date).

  The shares will then be issued as follows (check either A, B or C):

☒	(A)	All Deferred Shares will be issued as a lump sum of shares on the Commencement Date.
☐	(B)	All Deferred Shares will be issued as a lump sum of shares on the first anniversary of the Commencement Date (i.e., one year after the Commencement Date).
☐	(C)	All Deferred Shares will be issued over years (insert 2 to 10) in approximately equal annual installments of shares, with the first installment issued on the first anniversary of the Commencement Date (i.e., one year after the Commencement Date) and each installment thereafter will be issued on successive anniversaries of the Commencement Date.

        I understand that my election is irrevocable, subject to the provisions of the TARSAP Deferral Plan. I further understand my Deferred Shares are subject to forfeiture in the same manner that TARSAP shares are subject to forfeiture. I agree to be bound by the terms of the TARSAP Program, the TARSAP Deferral Plan and the Company's 1990 Restricted Stock Plan, as amended from time to time, which are incorporated herein by reference. This Agreement will be governed by Nevada law.

Participant:

Signature        /s/ STEPHEN H. BRAMMELL

Printed Name Stephen H. Brammell

Address

Social Security Number:

Harrah's Entertainment, Inc.
By:

Title

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  Exhibit 10(102)
DEFERRAL AGREEMENT TARSAP DEFERRAL PLAN